UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 31, 2005

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)

(213) 687-7700
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

     On May 31, 3005, Reliance Steel & Aluminum Co. (“Reliance”) and its wholly-owned subsidiary RSAC Management Corp. (“RSAC”), both California corporations, entered into a Stock Purchase Agreement with Chapel Steel Corp., a Pennsylvania corporation, and its shareholders for the purchase by RSAC of all of the outstanding securities of Chapel Steel Corp. Chapel Steel Corp. (“Chapel”) is a metals service center company that specializes in processing and distributing carbon and alloy steel plate products from five facilities in Pottstown, (Philadelphia), Pennsylvania; Bourbonnais (Chicago), Illinois; Houston, Texas; Birmingham, Alabama; and Portland, Oregon. Chapel Steel Corp. also warehouses and distributes products in Cincinnati, Ohio and Hamilton, Ontario, Canada. Chapel’s net sales for the fiscal year ended December 31, 2004 were $273 million. The purchase price and other terms and conditions of the proposed acquisition were determined by negotiations between the parties and are confidential. The completion of the acquisition is subject to Reliance’s successful completion of due diligence and regulatory approvals. Neither the shareholders of Chapel nor any of its officers or directors is affiliated with Reliance.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: June 6, 2005	By	/s/ David H. Hannah
David H. Hannah
Chief Executive Officer

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 1, 2005.